SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only
    (as permitted by Rule  14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant
    to ss.240.14a-11(c) or ss.240.14a-12

                         Garden State BancShares, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check  box if any part of the fee is offset  as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

                                 (COMPANY LOGO)




                         GARDEN STATE BANCSHARES, INC.
                              Jackson, New Jersey


                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                                 APRIL 18, 1995

                                      AND

                                PROXY STATEMENT

                         GARDEN STATE BANCSHARES, INC.
                           2290 West County Line Road
                           Jackson, New Jersey 08527

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 1995

      Notice is hereby given that the Annual Meeting of Shareholders of Garden State BancShares, Inc. ("Garden State BancShares" or the "Corporation") will be held at the Corporate Headquarters of Garden State Bank (the "Bank"), 2290 West County Line Road, Jackson, New Jersey 08527, Tuesday, April 18, 1995, at 3:30 p.m. for the purpose of considering and voting upon the following matters:

     1. The election of four directors.

     2. Approval of the 1995 Officers and Employees Incentive Stock Option Plan which provides for up to 55,000 shares of stock to be issued to officers and employees of the Corporation and its subsidiaries, as more fully set forth in the Proxy Statement.

     3. Such other business as may properly come before the Meeting.

     Shareholders of record at the close of business on March 20, 1995 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the meeting, it is suggested that the enclosed proxy be executed and returned to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later-dated proxy or by delivering a written notice of revocation to the Corporation.

                                              By Order of the Board of Directors

                                              LISA M. MacQUAIDE, Secretary

March 27, 1995


                  IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

     You are urged to sign and return the enclosed Proxy to Garden State BancShares promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

                         GARDEN STATE BANCSHARES, INC.

                           2290 West County Line Road
                           Jackson, New Jersey 08527


                                PROXY STATEMENT
                              DATED MARCH 27, 1995


                      GENERAL PROXY STATEMENT INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garden State BancShares, Inc. ("Garden State BancShares" or the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held Tuesday, April 18, 1995 at 3:30 p.m., local time, at the Corporate Headquarters of Garden State Bank (the "Bank"), 2290 West County Line Road, Jackson, New Jersey. This Proxy is first being mailed to shareholders on approximately March 27, 1995.

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is March 20, 1995. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date, 3,029,946 shares of common stock, without nominal or par value, were outstanding and eligible to be voted at the Annual Meeting. Each share of common stock is entitled to one vote per share.

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the nominees proposed by the Board of Directors and in favor of adoption of the 1995 Officers and Employees Incentive Stock Option Plan (the "1995 Plan"), unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion.

     At the Annual Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's certificate of incorporation and bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. Directors will be elected by a plurality of the votes cast at the Annual Meeting. A majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required to approve the 1995 Plan. Where state law or the Corporation's certificate of incorporation or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.


Revocability of Proxies

     Any shareholder giving a Proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by a later-dated proxy or a written revocation sent to the Secretary of Garden State BancShares, Lisa M. MacQuaide, at the Corporate Headquarters of the Bank, 2290 West County Line Road, Jackson, New Jersey 08527, and received by her prior to the meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.


Solicitation of Proxies

     This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Corporation or the Bank who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in forwarding the materials.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     Garden State BancShares' certificate of incorporation currently authorizes a minimum of seven and a maximum of 17 directors, but leaves the exact number to be fixed by resolution of the Board of Directors. The Board has fixed the current number of directors at nine.

     Pursuant to the Corporation's certificate of incorporation the Board of Directors is divided into three classes. In order to more evenly distribute directors among the three classes, H. George Buckwald and Michael E. Levin have each been nominated for a two-year term and Matthew A. Lindenbaum and Ronald P. Vogel have been nominated for three-year terms. It is anticipated that in future years, various directors will be nominated for terms of different length until the three classes are as nearly even as possible.

     It is intended that the persons named in the proxy will vote for the election of the four persons named below under the caption "Information Regarding Directors" (unless a shareholder otherwise directs). If, for any reason, any nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such substitute nominees as are selected by the Board of Directors unless the Board has reduced its membership prior to the Meeting. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.


                        INFORMATION REGARDING DIRECTORS

     Table I sets forth the names and ages of each of the Board's nominees for election for a two-year term ending in 1997 or a three-year term ending in 1998, as indicated in the table. Table I also sets forth each nominee's position with Garden State BancShares, if any, the principal occupation or employment of each nominee for the past five years and the period during which he has served as a director. The nominee's prior service as a director includes prior service as a director of the Bank prior to the formation of the holding company. The five individuals named in Table II, below, have terms extending beyond the Annual Meeting.


Table I - Nominees for 1995 Annual Meeting

Name, Age                              Principal Occu-                                                      Nominated
and Position                           pation During                                                           For
with Garden                            Past Five                                   Director                   Term
State BancShares                       Years                                         Since                  Expiring
- ----------------                       ---------------                             --------                 ---------
H. George Buckwald, 72                 President, Leisure                            1971                     1997
                                       Lounge and Liquors,
                                       Inc.; Executive
                                       Director, Lakewood
                                       Twp. Industrial
                                       Commission

Michael E. Levin, 52                   President, Levin,                             1973                     1997
                                       Shea, Pfeffer,
                                       McMahon & Russell, P.A.
                                       (Attorneys),
                                       Jackson, N.J.

Matthew A. Lindenbaum, 32              General Partner,                              1994                     1998
                                       Basswood Partners
                                       (Investments),
                                       Paramus, N.J.

Ronald P. Vogel, 58                    Managing Partner,                             1982                     1998
                                       Mohel, Vogel &
                                       Elliott, CPA's, P.A., Lakewood, N.J.

Table II - Directors Whose Terms
Extend Beyond This Annual Meeting

Name, Age                              Principal Occu-
and Position                           pation During
with Garden                            Past Five                                   Director                   Term
State BancShares                       Years                                         Since                  Expiring
- ----------------                       --------------                              --------                 --------
Theodore D. Bessler, 52                President and Chief                           1981                     1996
  President and Chief                  Executive Officer,
  Executive Officer                    the Corporation
                                       and the Bank

Peter Boyarin, 52                      Partner, Boyarin,                             1971                     1996
  Chairman of the                      Hourigan, Blundell
  Board                                Insurance Agency,
                                       Toms River, N.J.

Lee A. Harris, 57                      President and Chief                           1971                     1996
  Vice Chairman                        Executive Officer,
  of the Board                         Lumbermens Mort-
                                       gage Corp., Union,
                                       New Jersey

Arnold D. Mohel, 69                    President, Mohel, Vogel &                     1971                     1996
  Vice Chairman of                     Elliott, CPA's, P.A.,
  the Board                            Lakewood, N.J.

Herbert E. Wishnick, 70                Chairman of the Board,                        1982                     1996
                                       Union Valley Corporation
                                       Howell, N.J.
                                       (Builder-Developer)

     No director of the Corporation is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.


Compliance with Regulatory Agreements

     On February 4, 1993, the Corporation entered into a memorandum of understanding (an "MOU") with the Federal Reserve Bank of Philadelphia containing conditions designed to improve the Corporation's overall financial condition. In 1993, the Bank became subject to an agreement (the "Consent Agreement") with the Federal Deposit Insurance Corporation and the New Jersey Department of Banking, consenting to the issuance by those agencies of a Cease and Desist Order against the Bank effective February 21, 1993. Among other things, the Consent Agreement set forth specific requirements designed to increase the Bank's capital and address the Bank's problem loans and non-performing assets. Effective June 30, 1994, the Bank's regulators replaced the Consent Agreement with a less formal MOU. For detailed information on the Consent Agreement and the MOUs (the "Regulatory Agreements"), please refer to
Note 12 to the Notes to the Consolidated Financial Statements included in the Annual Report which accompanies this Proxy Statement.


Board Meetings; Committees of the Board

     Garden State BancShares held 18 meetings of the Board during 1994. The Corporation does not currently maintain a standing audit, compensation or nominating committee.

     The directors of Garden State BancShares also serve as directors of the Bank. The Board of Directors of the Bank holds regular meetings every other week and meets on other occasions as required. During 1994 the Bank Board held 21 meetings.

     The Bank has several standing committees of the Board, including the Audit Committee and the Personnel & Compensation Committee.

     The Audit committee reviews Bank audit procedures and reviews reports submitted by the Bank's outside accountant and examination reports received from the Federal Deposit Insurance Corporation and the New Jersey Department of Banking. It consists of six members of the Board of Directors: H. George Buckwald, Lee A. Harris, Arnold D. Mohel, Michael E. Levin, Matthew A. Lindenbaum and Herbert E. Wishnick. This committee meets on a quarterly basis and on other occasions when required. The Committee met three times during 1994.

     The Personnel & Compensation Committee establishes annual compensation for all officers of the Corporation and the Bank and administers the stock option plan and other employee benefits. It currently consists of five Directors:
Theodore D. Bessler, Peter Boyarin, H. George Buckwald, Lee A. Harris and Ronald
P. Vogel. The Personnel & Compensation Committee meets when needed. The Committee met seven times during 1994.

     Prior to August 1994, the Corporation and the Bank each had a Compliance Committee responsible for monitoring compliance with its respective Regulatory Agreements. Messrs. Peter Boyarin, H. George Buckwald, Arnold D. Mohel and Michael E. Levin served on each Compliance Committee, which met jointly seven times during 1994. Effective upon the official lifting of the Bank's Cease and Desist Order in the third quarter of 1994, each Compliance Committee was disbanded and its functions were assumed by the Audit Committee of the Bank.

     During 1994, each director attended more than 75% of the aggregate of all meetings of the Board of Garden State BancShares and any committee of the Board of the Corporation on which he served.


            STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Corporation common stock, without par value, as of December, 31, 1994 by each director, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement pursuant to rules of the SEC (the "Named Officers"), by all directors and executive officers as a group and by each person or group which to the Corporation's knowledge beneficially owns 5% or more of the Corporation's common stock.

Name of                                                                              Percent
Beneficial                                          Number of Shares                   of
Owner                                               Beneficially Owned (1)            Class
- ----------                                          ----------------------          ---------
Theodore D. Bessler                                        30,305  (2)                 1.0%
Peter Boyarin                                             101,331  (3)                 3.3
H. George Buckwald                                         47,557  (4)                 1.5
Ralph R. Cavall                                            29,594  (5)                 1.0
Wayne Courtright                                           38,000  (6)                 1.2
Lee A. Harris                                             165,781  (7)                 5.4
Michael E. Levin                                          178,815  (8)                 5.8
Matthew A. Lindenbaum                                     520,726  (9)*               16.8*
Stuart H. Lubow                                            20,112  (10)                0.6
Arnold D. Mohel                                            55,783  (11)                1.8
Ronald P. Vogel                                            59,478  (12)                1.9
Herbert E. Wishnick                                       161,302  (13)                5.2
Directors and Executive Officers
  of Garden State BancShares
  as a group (12 persons)                               1,408,884                     45.5%
Shareholders:
  1994 Garden State Trust                                 472,821  (14)*              15.3%*
  Bennett D. Lindenbaum                                   520,726  (9)*               16.8*

* The 472,821 shares of common stock beneficially owned by Matthew A. Lindenbaum, 1994 Garden State Trust and Bennett D. Lindenbaum are listed 3 times in this table. The total number of shares beneficially owned among the 3 investors is 520,726. (See the explanatory footnotes to this table.)

 (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.
 (2) Of this total, 8,712 represent shares which Mr. Bessler could acquire upon the exercise of stock options held by him, 351 are shares held by Mr. Bessler's wife in her name, 1,081 shares are held by a broker in a self-directed I.R.A. in Mr. Bessler's name and 1,328 shares are held by a broker in a spousal I.R.A. in Mrs. Bessler's name. This total also includes 7,435 shares held for the benefit of Mr. Bessler in the Corporation's Employee Stock Ownership Plan ("ESOP").

 (3) Of this total, 9,461 shares are held by a broker in a self-directed I.R.A. in Mr. Boyarin's name, 35,000 shares are held by Mr. Boyarin's wife in her own name, 5,218 shares are held by a broker in a self-directed I.R.A. in Mrs. Boyarin's name and 23,986 shares are held in a trust in which Mr. Boyarin is the trustee and in which Mr. Boyarin has a substantial interest.

 (4) Of this total, 204 shares are held by Mr. Buckwald's wife in her name.

 (5) Of this total, 7,671 represent shares which Mr. Cavall could acquire upon the exercise of stock options held by him, 3,343 are shares held by a broker in a self-directed I.R.A. in Mr. Cavall's name, 25 are shares held by Mr. Cavall's wife as custodian for his granddaughter, 516 are shares held by Mr. Cavall and his son jointly and 298 shares are held by his wife in her own name. This total also includes 6,043 shares held for the benefit of Mr. Cavall in the Corporation's ESOP.

 (6) Of this total, 3,000 represent shares which Mr. Courtright could acquire upon the exercise of stock options held by him and 18,000 are shares held by a broker in a self-directed I.R.A. in Mr. Courtright's name.

 (7) Of this total, 6,974 shares are held by Mr. Harris' wife, 5,564 are shares held by a broker in a self-directed I.R.A. in Mr. Harris' name, 105,959 shares are held by two corporations and one partnership in which Mr. Harris is a substantial shareholder or partner, and 42,612 shares are held by a profit sharing plan for which Mr. Harris serves as a trustee and in which he has a substantial interest.

 (8) Of this total, 35,283 shares are held by Mr. Levin and his wife jointly, 38,393 shares are held by Mr. Levin's wife in her own name, 2,087 shares are held by a broker in a self-directed I.R.A. in his wife's name, 3,480 shares are held by a broker in a self-directed I.R.A. in Mr. Levin's name, 11,551 shares are held by Mr. Levin as custodian or trustee for his children and 17,898 shares are held by two profit sharing plans in which Mr. Levin has a substantial interest. In addition, an aggregate of 49,648 shares are held in two trusts established by Mr. Levin's parents. Mr. Levin serves as trustee of both trusts and is a beneficiary under one of the trusts (which holds 10,090 shares).

 (9) Includes 472,821 shares owned by 1994 Garden State Trust (the "Trust"). Also includes 44,383 shares owned by Basswood Financial Partners, L.P. ("Basswood Financial") and 3,522 shares owned by Common Sense Partners, L.P. ("Common Sense"). Matthew A. Lindenbaum and Bennett D. Lindenbaum, who are brothers, are the co-trustees of the Trust and may be deemed to beneficially own the shares owned by the Trust. In addition, Basswood Management, Inc. ("Basswood Management") is the general partner of Basswood Partners, L.P. which is the general partner of Basswood Financial. Basswood Management also acts as the investment advisor to Common Sense. Matthew A. Lindenbaum and Bennett D. Lindenbaum are the sole officers and shareholders of Basswood Management and, as such, may be deemed to beneficially own the shares held by Basswood Financial and Common Sense. The Lindenbaums disclaim beneficial ownership of the shares owned by Common Sense and disclaim beneficial ownership of the shares owned by the Trust and Basswood Financial, except to the extent of their proportional interest therein.

(10) Of this total, 4,000 represent shares which Mr. Lubow could acquire upon the exercise of stock option held by him and 5,912 shares held by a broker in a self-directed I.R.A. in Mr. Lubow's name.

(11) Of this total, 31,386 shares are held jointly by Mr. Mohel and his wife and 10,000 shares are held by his wife in her own name.

(12) Of this total, 9,980 shares are held by a company in which Mr. Vogel is a partner and has a substantial ownership interest, 2,475 shares are held in a profit sharing plan in which Mr. Vogel has a substantial interest, 8,870 shares are held by a broker in Mr. Vogel's name, 10,651 shares are held by a broker in the name of the company in which Mr. Vogel is a partner and has a substantial ownership and 19,377 shares are held by a broker in Mr. and Mrs. Vogel's name.

(13) Of this total, 50,994 shares are held by a broker in a self-directed I.R.A. in Mr. Wishnick's name, 2,406 shares are held in trusts for the benefit of Mr. Wishnick's grandchildren and 12,279 shares are held by a profit sharing plan in which Mr. Wishnick has a substantial interest.

(14) Matthew A. Lindenbaum and his brother, Bennett D. Lindenbaum, are the co-trustees of 1994 Garden State Trust.

                             EXECUTIVE COMPENSATION


General

     Executive compensation is described below in the tabular format mandated by the SEC. The letters in parentheses above each column heading are the letters designated by the SEC for such columns, and are provided to make it easier to compare the compensation of the Corporation's executives with that of the executives of other SEC reporting companies. The absence of any column designated by the SEC means that no compensation was paid or earned which would be required to be described in such column.


Summary Compensation Table

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and the Bank with respect to the Named Officers.


                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                                                   Compensation
                                                                                   ------------
                                                     Annual Compensation              Awards
                                                 ----------------------------------------------------------------
                (a)               (b)               (c)               (d)               (g)               (i)
                                                                                    Securities
               Name                                                                 Underlying
           and Principal                                                           Options/SARs        All Other
             Position            Year             Salary            Bonus             Granted        Compensation
- ------------------------------------------------------------------------------------------------------------------
                                                    ($)               ($)               (#)               ($)

Theodore D. Bessler,             1994            141,940            14,194             3,500 (1)        16,974 (2,3)
  President of the               1993            137,772                 0               862 (1)         4,689 (3)
  Corporation (CEO)              1992            135,828                 0             1,450 (1)           634 (3)

Ralph R. Cavall,                 1994            122,072            12,207             3,000 (1)        15,141 (2,3)
  Executive Vice President       1993            118,169                 0              7711             4,023 (3)
  of the Corporation             1992            116,815                 0             1,300 (1)           503 (3)

Wayne Courtright,                1994            107,100             8,032             3,000 (1)         1,727 (5)
  First Senior Vice              1993             24,757 (4)             0                 0                 0
  President of the Bank          1992                  0                 0                 0                 0

Stuart H. Lubow,                 1994            120,175            12,017             4,000 (1)         1,983 (5)
  Executive Vice                 1993             54,009 (6)             0                 0                 0
  President of the Bank          1992                  0                 0                 0                 0

(1) Each of these options were granted as of January 1 of the year shown, but were authorized by the Corporation in the prior year and intended as compensation for the prior year's service. In January 1995, the Compensation Committee of the Bank authorized option awards for executive officers with an exercise price of $11.50 and intended as compensation for the prior year's service. Based on such authorization, Messrs. Bessler, Courtright and Lubow received options for 4,000, 2,400 and 1,560 shares, respectively. The options were granted in February 1995 and thus are not included in this table.

(2) With respect to Mr. Bessler, $1,048 of the $16,974 amount represents employer contributions to a 401(k) plan on behalf of Mr. Bessler. With respect to Mr. Cavall, $1,503 of the $15,141 amount represents employer contributions to a 401(k) plan on behalf of Mr. Cavall. The remaining amounts represent contributions to the Corporation's ESOP on behalf of each officer. See footnote 3 concerning the Corporation's ESOP.

(3) Under the Corporation's ESOP, the Corporation may, but it is not required to, make an annual contribution to an Employee Stock Ownership Trust ("ESOT"). The ESOT invests the Corporation contributions primarily in Garden State BancShares stock. The ESOP covers all eligible employees of the Bank, Garden State BancShares and any other subsidiary which may be established by the Corporation. An employee's account balance fully vests after five years of service. If the employee ceases to be employed by the Bank before his benefit is fully vested then the forfeited benefit is reallocated among the remaining participants in the ESOP.

    Effective as of December 31 of each year, the Trustee allocates to each employee's account amounts (if any) contributed by the Corporation during the year, based upon the employee's covered compensation compared to the covered compensation for all eligible employees. Covered compensation under the ESOP includes all compensation paid to an employee, other than compensation which is deferred by the employee. At normal retirement, which is age 65, the Trustee will distribute all of the assets in the employee's account. An employee who is 55 and has 10 years of plan participation may elect early retirement. Under the ESOP, the Board of Directors has the authority to select the Trustee for the ESOP. The Trust Committee of the Bank serves as the Trustee for the ESOP.

    During 1994 and 1993, the Corporation contributed a total of $175,164 and $98,000, respectively, to the ESOT to be used by the ESOT to purchase 24,745 shares and 16,937 shares, respectively, of the Corporation's Common Stock. In addition, in 1994, 1993 and 1992 the ESOT obtained an aggregate of 2,688, 4,660 and 457 shares, respectively, due to repurchases from ESOP beneficiaries and certain non-fully vested employees leaving the Bank's employ during such years. The dollar amounts listed for 1994 (other than the amounts representing 401(k) contributions specified in footnote 2 above), 1993 and 1992 represent the fair market value, measured at each year-end, of all shares allocated to the Named Officers.

(4) Mr. Courtright joined the Bank on September 23, 1993. This salary figure is not annualized.

(5) Reflects employer contributions to a 401(k) plan on behalf of the Named Officer.

(6) Mr. Lubow joined the Bank on August 20, 1993. This salary figure is not annualized.


Option Grants in 1994

     The following table shows the options granted to Named Officers in 1994, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's common stock.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                       Annual Rates of
                                                                                                         Stock Price
                                                                                                      Appreciation for
                                             Individual Grants                                          Option Term (1)
- -------------------------------------------------------------------------------------------------------------------------
    (a)                          (b)                (c)               (d)               (e)            (f)          (g)
                                                Percent of
                              Number of            Total
                             Securities        Options/SARs
                             Underlying         Granted to        Exercise or
                            Options/SARs       Employees in       Base Price        Expiration
   Name                      Granted (#)        Fiscal Year         ($/Sh)             Date          5% ($)       10% ($)
   ----                     ------------       ------------       -----------       ----------       ------       -------
Theodore D. Bessler            3,500 (2)            15%              5.75            1/1/2004        9,093        26,400
Ralph R. Cavall                3,000 (2)            13%              5.75            1/1/2004        7,794        22,629
Wayne Courtright               3,000 (2)            13%              5.75            1/1/2004        7,794        22,629
Stuart H. Lubow                4,000 (2)            18%              5.75            1/1/2004       10,392        30,172

NOTE:

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) These options are immediately exercisable.

Aggregated Option Exercises in 1994 and Year-End Option Value

     The following table shows options exercised during 1994, and the value of unexercised options held at year-end 1994, by the Named Officers.

                     AGGREGATED OPTION/SAR EXERCISES IN THE
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                                                   Number of
                                                                                  Securities                Value of
                                                                                  Underlying               Unexercised
                                                                                  Unexercised             In-the-Money
                                                                                  Options at              Options/SARs
                                                                                    Fiscal                  at Fiscal
                                                                                 Year-End (#)            Year-End(1) ($)

                           Shares Acquired             Value                     Exercisable/             Exercisable/
   Name                    on Exercise (#)         Realized ($)                  Unexercisable            Unexercisable
- ------------------------------------------------------------------------------------------------------------------------
    (a)                          (b)                    (c)                           (d)                      (e)

Theodore D. Bessler (CEO)       2,301                9,042.93                       8,712/0                 44,522/0
Ralph. R. Cavall                1,843                6,551.86                       7,671/0                 38,972/0
Wayne Courtright                 --                     --                          3,000/0                 20,250/0
Stuart H. Lubow                  --                     --                          4,000/0                 27,000/0

(1) Options are "in-the-money" if the fair market value of the underlying security exceeds the exercise price of the option at year-end.

Employment, Termination of Employment and Change of Control Arrangements

     The Bank and the Corporation entered into change in control agreements with Theodore Bessler, Stuart Lubow and Wayne Courtright as of November 18, 1994, and with Ralph Cavall as of January 1, 1995. The change in control agreements provide that the covered employees will be continued in their employment by the Corporation and the Bank (collectively, the "Company") for a three year period following any change in control (as defined below) or until they die or (except in the case of Mr. Cavall) reach age 65. During such period, the employee is to receive a base salary, bonus and fringe benefits at least equal to those received prior to the change in control. After a change in control, the company may terminate any covered employee without further compensation only for cause or due to death or permanent disability. If the employee is terminated without cause or if he resigns for good reason (generally defined as an adverse change in such employee's duties or compensation), the Company must pay him a lump sum amount, continue to provide him with medical, hospital, disability and life insurance benefits, and sell to the employee for a nominal sum any automobile the employee used during his tenure with the Company. In the case of Messrs. Bessler and Lubow, the lump sum payout is 2.99 times the highest annual compensation (including only salary and cash bonus) paid to such employee during any of the three calendar years immediately prior to the change in control
("highest annual compensation"). In the case of Mr. Courtright, the lump sum payout is 2.0 times his highest annual compensation. In the case of Mr. Cavall, the lump sum payout is $324,000. In no event may the change-in-control payments and benefits to the employee exceed the limitations imposed upon parachute payments under the Internal Revenue Code. Under those provisions, generally the employee may not, without incurring a penalty, receive parachute payments which equal or exceed three times the employee's average taxable compensation in the five years prior to a change-in-control.

     A change in control will be deemed to have taken place (1) if a single person or entity, or a group of affiliated persons or entities acting in concert, acquires beneficial ownership of 25% or more of the Corporation's or the Bank's voting securities or all or substantially all of the Corporation's or the Bank's assets, (2) if as a result of a merger, consolidation, or combination of the Corporation or the Bank with an unaffiliated corporation, the persons who were directors of the Corporation and/or the Bank as applicable immediately before such transaction cease to constitute a majority of the Board of Directors of the surviving, new or combined entity, (3) if all or substantially all of the Corporation's or the Bank's assets are transferred, or (4) if during any consecutive three year period there is elected to the board of directors of the Corporation a group of individuals constituting a majority of the board who were not serving as directors of the Corporation and/or the Bank immediately prior to the consecutive three year period.

     The change in control agreements (except for Mr. Cavall's agreement) provide for an initial term of three years unless a change in control has occurred during such period, subject to an automatic annual extension unless the Corporation takes specific action to halt the renewal. Mr. Cavall's change in control agreement provides for a one year term unless a change in control occurs before the end of such period. Other than the foregoing, neither the Corporation nor the Bank has any employment contracts with its executive officers.


                         COMPENSATION COMMITTEE REPORT

     Because the Bank is the Corporation's only significant subsidiary and the executive and senior officers of the Corporation are primarily compensated in their capacities as officers of the Bank, the Bank's Compensation Committee is the functional equivalent of a compensation committee of the Corporation. All actions of the Committee are subject to review and ratification by the full Board of Directors of the Bank and the Corporation.


Compensation Strategy and Policies

     The Committee's overall goal is to compensate the Corporation's executive and senior officers in a manner designed to attract and retain competent professionals, and to reward them competitively for successes achieved by the Corporation based upon their efforts. Compensation levels of particular officers are based upon the responsibility assumed by such officers within the organization, and the results achieved by the Bank due to their performance and contributions.

     Total compensation involves a mix of base salary, incentives and stock option grants as well as employee benefits. The Corporation's compensation strategy is to competitively attract competent professionals, retain and motivate those professionals, and reward extraordinary achievement by placing an increasing amount of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The Corporation's compensation program objective is to give greater weight to stock compensation opportunities thereby aligning management's interests with those of the Corporation's shareholders.

     In consultation with an independent compensation and benefits consulting firm, the committee has begun the process of revising the Corporation's executive compensation and benefits program in 1995 in order to further the objectives outlined above. These changes will further align the total compensation levels toward competitive levels and the mix of award opportunities toward performance-related compensation. Implementation of these revisions is anticipated to assist the Corporation in continuing its successful course and further enhancing and consolidating the relationship between the Corporation's employee reward systems and the creation of value for its shareholders.


Base Salary

     In establishing base salary for each executive and senior officer, the Committee considers the position of the officer within the organization, the level of responsibility assumed by the officer (including any responsibilities above and beyond those traditionally associated with the position held), a written analysis of that officer's performance prepared by the Corporation's Chief Executive Officer, studies of compensation paid to officers with equivalent responsibilities in similarly-situated banks through analyses of published surveys and public information and the overall financial strength of the Corporation.

     The base salary determination process reflects a combination of objective and subjective considerations and is not the result of any formula weighting specific factors. Salary levels for 1994 were set at or below the median of competitive banking industry published survey data for banks of similar size. No formal salary ranges were established for the Named Officers. Each Named Officer's compensation was determined on a discretionary basis.

Annual Incentives

     The 1994 Incentive Bonus Plan rewarded eligible officers and staff for participation in the success of improving the Corporation's return on average assets over budgeted levels. A bonus pool was created based upon the amount by which the Corporation's profitability exceeded this target. Individual bonuses were determined by each employee's position and salary, as well as by his or her achievement of individual performance goals during the year 1994. For 1994, the Chief Executive Officer bonus was determined on a discretionary basis by the Committee considering performance over budget and other objective and subjective criteria. No maximum bonus level was established for the Chief Executive Officer. Maximum bonus award levels for 1994 for the other Named Officers were 10% of base salary.

Long Term Incentives

     Each year, the Committee  evaluates the  performance  of the  Corporation's officers and key employees and considers the grant of stock options. The Committee believes that stock option grants are an appropriate form of compensation despite variations in the Corporation's performance from year to year, in that stock options provide a strong, explicit link between executive compensation and the value delivered to the Corporation's shareholders. To the extent that the officers and key employees can improve the Bank's profitability and thereby boost the Corporation's share price, they will receive benefits from the options. If their efforts fail to increase the value of stock held by the Corporation's shareholders, the executives will derive no value from the options.
     Option awards for 1994 were determined on a discretionary basis, considering competitive levels of awards in the industry (using published survey data and informal reviews of public information), each executive's contribution to the success of the Corporation to-date, the expected contributions of each executive to the Corporation's future success, levels of historical awards made to the executives and current executive stock ownership levels. The stock option determination process reflects a combination of objective and subjective considerations and is not the result of any formula weighting specific factors.

Compensation of Chief Executive Officer
and Other Named Officers

     When it initially set executive and senior officers' compensation levels for 1993, the Committee determined to freeze base salaries (including that of the Chief Executive Officer) at 1992 levels due to the Bank's poor earnings results for 1992. In December 1993, the Committee decided to continue the salary freeze in 1994, but to consider the question of base salary increases after the first quarter of 1994 contingent on successful capital raising by the Corporation, earnings and financial soundness.
     In May 1994 the Committee, based upon a review of the foregoing factors, determined to increase the executive officers' base salaries retroactive to January 1, 1994 to reflect the successful capital raising, earnings improvements and enhanced financial soundness as well as competitive salary levels in the industry for banks of similar size. Mr. Bessler's salary was increased by 4.5% to $141,940. Salary increases for the other Named Officers ranged from 2% to 4.5%. These salary increases were determined pursuant to the Corporation's policies as described above.
     For the 1994 incentive plan, the Committee determined that the Corporation's performance exceeded the return on average asset level targeted in the plan and bonuses were awarded in conformance with the plan as described above. Mr. Bessler received a 1994 bonus of $14,194, representing 10% of his base salary. 1994 bonuses for the other Named Officers also were 10% of their respective salaries, the maximum bonus that could have been achieved under the plan.
     In November, 1993, the Compensation Committee of the Bank authorized stock option awards on a discretionary basis for executive officers with an exercise price of $5.75. Mr. Bessler received options for 3,500 shares, reflecting his contributions to the Bank's successful performance, his anticipated future contributions, historical stock option awards and his current stock ownership. Other Named Officers received a total of 10,000 stock options on the same discretionary basis as Mr. Bessler. The options were granted as of January 1, 1994 and intended as compensation for the prior year's service.
     In January 1995, the Compensation Committee of the Bank authorized option awards on a discretionary basis for executive officers with an exercise price of $11.50. These awards were intended as compensation for the prior year's service. Mr. Bessler received options for 4,000 shares, again reflecting his contributions to the Bank's successful performance, his anticipated future contributions, historical stock option awards and his current stock ownership. Other Named Officers received a total of 3,960 stock option awards on the same discretionary basis as Mr. Bessler. The options were granted in February 1995.
     Each of the above stock option grants were made in conformance with the Corporation's policies as described above.


Deductibility of Compensation

     As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA `93") -- under
Section 162(m) of the Internal Revenue Code -- effective for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA `93 limits deductible compensation for the executive officers to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which is approved by shareholders. Based on its 1994 salaries, incentives and stock option awards, the Corporation does not expect any of its executive officers to exceed the $1 million deductibility threshold during the 1995 taxable year.

                               Committee Members:

                              Theodore D. Bessler
                                 Peter Boyarin
                               H. George Buckwald
                                 Lee A. Harris
                                Ronald P. Vogel

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1989 in: (a) the Corporation's common stock; (b) the Standard & Poor's (S&P) 500 Stock Index; and
(c) the NASDAQ Bank Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 GARDEN STATE, NASDAQ BANK INDEX, S&P 500 INDEX


                 (Graphic of Plotted Chart - See Numbers Below)

                            12/31/89    12/31/90   12/31/91   12/31/92   12/31/93   12/31/94
                            --------    --------   --------   --------   --------   --------
Garden State                  100          41         31          26         22         58
NASDAQ Bank                   100          69        115         156        189        191
S&P 500                       100          96        125         134        147        152

Prepared by Advest, Inc.
            Financial Institutions Group
            New York, NY

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, the Compensation Committee was comprised of Messrs. Bessler, Boyarin, Buckwald, Harris and Vogel. The Committee meets without the presence of Mr. Bessler, the President and Chief Executive Officer, when evaluating his performance and determining his final compensation.

     Peter Boyarin, Chairman of the Board of Directors of the Corporation and the Bank, acts as the Bank's insurance broker with respect to all of the Bank's insurance. Premiums charged with respect to such policies are, in the Bank's opinion, comparable with the cost of similar insurance.

     Lee Harris, a director of the Corporation and the Bank, is the President and Chief Executive Officer of Lumbermens Mortgage Corp. ("Lumbermens"). Lumbermens is one of several companies with which the Bank maintains a correspondent relationship pursuant to which such correspondents originate mortgage loans (on the terms and conditions set by the Bank for such products) and then sell them to the Bank. The Bank approves all such loans prior to the time the correspondent closes the loan. For each mortgage loan they originate, Lumbermens and the other correspondents retain a fee in addition to receiving the principal amount of the loan upon the sale of the loan to the Bank. In 1994, the aggregate principal amount of loans originated by Lumbermens through its correspondent relationship with the Bank was approximately $9 million. The Bank's correspondent relationship with Lumbermens is substantially on the same terms as the other correspondent relationships of the Bank.


                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Bank has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make loans to its executive officers and directors and their affiliates. In the opinion of the Corporation, all of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

     Michael Levin, a director of the Corporation and the Bank, is a shareholder in the law firm of Levin, Shea, Pfeffer, McMahon & Russell, P.A., which serves as general counsel for the Bank. During 1994, the law firm received compensation of $409,963 from the Bank and from third party reimbursement for services rendered to the Bank.

     Other transactions with management of the Corporation and the Bank are described in this Proxy Statement under "Compensation Committee Interlocks and Insider Participation."


                                DIRECTORS' FEES

     Directors are not paid fees for attendance at Garden State BancShares meetings or any committees thereof. However, each director is also a director of Garden State Bank. Commencing May 1994, Bank directors were paid $300 per month for their services (other than the Chairman of the Board who receives $600), plus $250 for each meeting of the Board of Directors attended; those directors who were members of either the Executive Committee or the Loan and Investment Committee of the Bank received a fee of $125 for each meeting of the Committee attended; and directors who were members of other committees received a fee of $100 for each committee meeting attended. Directors fees are not paid to full-time officers.


                PROPOSAL 2 -- APPROVAL OF 1995 STOCK OPTION PLAN

     The Board of Directors has approved for submission to the shareholders the Garden State BancShares, Inc. 1995 Officers and Employees Incentive Stock Option Plan (the "1995 Plan") set forth as Exhibit A to this Proxy Statement. As with the existing Garden State BancShares, Inc. 1993 Officers and Employees Stock Option Plan (the "Existing Plan"), the objective of the 1995 Plan is to assist the Corporation in attracting and retaining highly qualified persons as employees of the Corporation and the Bank and to provide such key employees with incentives to contribute to the growth and development of the Corporation. The Board of Directors intends to terminate the Existing Plan upon adoption of the 1995 Plan by the Corporation's shareholders.


Types of Options

     As with the Existing Plan, all options granted under the 1995 Plan are for shares of the Corporation's common stock, and are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "1986 Code").


Administration

     As with the Existing Plan, the 1995 Plan will be administered by a committee designated by the Board of Directors (the "Committee") from among members of the Board who are ineligible to receive options under the Plan within one year of such designation. It is anticipated that the Board's Compensation Committee will perform this function. The Committee will identify the optionees and will determine the number of shares subject to each option, the date of grant and the terms and conditions governing the option. The Committee will be charged with the responsibility of interpreting the 1995 Plan and making all administrative determinations thereunder.


Eligibility

     As with the Existing Plan, all full-time employees of the Corporation and its subsidiaries are eligible to receive options under the 1995 Plan. Since discretion for the grant of stock options is vested in the Committee, the Corporation is unable, at the present time, to determine the identity or number of executive officers and other key employees who may receive options granted under the 1995 Plan. No non-employee director of the Corporation or its subsidiaries may receive any options under the Existing Plan or the 1995 Plan.


Terms and Conditions of Stock Options

     Term; 10% Shareholders

     As with options granted under the Existing Plan, all options granted under the 1995 Plan will have terms of ten years or less. Both Plans provide that any options granted to any optionee who owns more than 10% of the Corporation's common stock (a "10% Shareholder") must have terms of five years or less.

      Limitations on Grant and Exercise

     As with the Existing Plan, the 1995 Plan provides that the aggregate fair market value (determined at the time the option is granted) of stock exercisable for the first time by an employee during any calendar year may not exceed $100,000. For example, the Committee could grant an incentive stock option covering $200,000 of common stock to an optionee only if the Committee deferred the exercise of one half of the options beyond the first year in which the other half of the options first become exercisable.

      Exercise Price

     As with the Existing Plan, the 1995 Plan provides that options are to be granted at an exercise price equal to or greater than the fair market value (on the date of grant) of the stock purchasable thereunder. Under both Plans, options granted to 10% Shareholders must bear an exercise price of not less than 110% of the fair market value of the stock purchasable thereunder on the date of grant. "Fair market value" is to be determined by the Committee, except that if the stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") but has not been designated a National Market System ("NMS"), "fair market value" is defined to mean the average of the highest bid and lowest asked prices of the stock on the date on which the stock is to be valued. Similar definitions of "fair market value" apply if the stock is designated an NMS security or is traded on a national stock exchange.

     As with the Existing Plan, the 1995 Plan provides that the purchase price for shares acquired pursuant to the exercise of any option is payable in full at the time of exercise. Both plans permit the exercise price to be paid in cash or (with approval of the Committee) in shares of stock of the Corporation, valued at their fair market value on the date of exercise of the option. Payment of the exercise price with such stock may result in significant tax advantages for optionees and may enable optionees to limit or avoid out-of-pocket expenditures.

      Exercise Period

     Each of the Existing Plan and the 1995 Plan provide that if an optionee's employment terminates by reason of death or disability, his rights to exercise any outstanding options will terminate six months later. Under the Existing Plan and the 1995 Plan, an optionee's rights to exercise any outstanding options will terminate 30 days after his employment terminates for any reason other than death or disability.

      Change in Control Provisions

     Upon a "Change in Control"  (as defined in the  Existing  Plan and the 1995
Plan) all outstanding options under either Plan will, for a period of 60 days following the Change in Control, become immediately and fully exercisable. With respect to all options which have been outstanding for at least six months, the optionee may, during the sixty-day period following the Change in Control, surrender any option (or portion thereof) for a cash payment in respect of each share covered thereby equal to the excess over the option price of the fair market value of the Common Stock on the date of surrender.

     Both the Existing Plan and the 1995 Plan define Change in Control generally to mean any of the following events: (a) During any consecutive two year period, individuals who at the beginning of such period constitute the Board of Directors ("Continuing Directors") for any reason cease to constitute two-thirds of the Board of the Corporation or its successor (persons who are nominated or elected to the Board by two-thirds of the Continuing Directors are also deemed Continuing Directors); (b) Any person unaffiliated with the Corporation becomes the beneficial owner of 15% of the Corporation's outstanding Common Stock (unless such person gets the approval of a majority of the Continuing Directors and acquires no more than 25% of the Corporation's Common Stock); (c) The Corporation's Common Stock is first purchased pursuant to a tender or exchange offer by a nonaffiliate of the Corporation; (d) The Corporation's stockholders approve of (i) a merger or consolidation pursuant to an agreement which does not provide that at least 2/3 of the directors of the surviving or resulting corporation be Continuing Directors, (ii) a disposition of substantially all the Corporation's assets, or (iii) a plan of liquidation or dissolution of the Corporation; (e) A controlling interest in the common stock of the Bank is sold to a nonaffiliate of the Bank, or substantially all of the Bank's assets are sold.


Shares Subject to the Plans

     The Corporation is authorized to issue 125,000 shares of common stock upon the exercise of options granted under its Existing Plan and all predecessor plans. As of December 31, 1994, the Corporation has granted options under the Existing Plan and all predecessor plans for the purchase of 94,905 shares. Of the options granted, 26,500 have been exercised. If the 1995 Plan is adopted and the Board of Directors terminates the Existing Plan, unexercised options previously granted under the Existing Plan will remain outstanding and subject to the terms of the Existing Plan.

     The 1995 Plan would authorize the Corporation to issue 55,000 shares of common stock pursuant to options. On December 31, 1994 the average of the bid and asked price of each share of the Corporation's common stock, as reported by NASDAQ, was $12.50.

     Each Plan provides that the number and price of shares available for stock options and the number of shares covered by outstanding stock options shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Corporation's capital stock. Comparable changes will be made to the exercise price of outstanding options.


Termination and Amendment

     By its terms, the Existing Plan will terminate automatically on March 4, 2003. The 1995 Plan will terminate automatically on March 16, 2005. However, the Board of Directors has the right to terminate either Plan at any time and the Board intends to terminate the Existing Plan if the 1995 Plan is approved by the Corporation's shareholders at the Annual Meeting.

     The Board of Directors also has the right to amend either Plan. However, without the approval of the Corporation's shareholders no amendment may be made to either Plan if the amendment would: (a) except as provided under the Plan for changes in capitalization, increase the number of shares reserved for grants under the Plan, (b) change the class of employees eligible to receive awards,
(c) change the minimum purchase price of shares pursuant to options as provided in the Plan, (d) extend the maximum term for options or (e) increase materially the benefits accruing to eligible employees under the Plan.


Loans

     The Existing Plan and the 1995 Plan specifically permit the Corporation to grant loans to participants in connection with the purchase of shares of Common Stock under the Plan. No loan made under either Plan may exceed the lesser of
(i) the aggregate purchase price paid for the shares acquired plus the amount of the reasonably estimated income taxes payable with respect to such shares and
(ii) the fair market value of the shares acquired with such loan. Shares of Common Stock with a fair market value not less than the principal amount of the loan must be pledged as security for payment of the loan.


Federal Income Tax Consequences Under the 1995 Plan

     No taxable income generally is realized by an optionee for Federal Income Tax purposes upon either the grant or the exercise of an incentive stock option.

     The optionee generally will realize taxable income only upon the sale of the shares acquired pursuant to the option and the taxable income may constitute either a capital gain or ordinary income, as explained below. The exercise of an incentive stock option will give rise to an item of tax preference that may result in an alternative minimum tax liability for the optionee. Generally, if the optionee holds the shares acquired upon exercise of the option for at least the two years after the date of grant and one year after the exercise of the option, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

     If shares acquired by the optionee are disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of such shares at the time of exercise over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct the amount of income taxed to the optionee for Federal income tax purposes if it complies with withholding requirements and if the amount represents ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Under current law, capital gains are subject to the same tax rates that apply to ordinary income. Capital losses, however, will not be treated like ordinary losses, since capital losses must be offset against any capital gains, with only the lesser of the excess of such capital losses over such capital gains or $3,000 ($1,500 in the case of a married individual filing a separate return) being deductible in the same manner as ordinary losses.

     The 1995 Plan authorizes the acceleration of options in the event of a Change in Control, as defined in the 1995 Plan. Such acceleration may cause part or all of the benefit to the employee to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the optionee's employer.

     In general, to the extent an optionee exercises an option by paying with previously owned common stock instead of cash, the option holder will not recognize gain or loss on the disposition of the previously owned shares. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise, the tender will be a disqualifying disposition of the previously owned shares, triggering a tax on those shares.

     As noted above, the exercise of an incentive stock option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "tax preference" for purposes of the alternative minimum tax. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year.


Recommendation and Vote Required for Adoption of Proposal 2

     The affirmative vote of the holders of a majority of the Corporation's outstanding common stock is required to adopt the 1995 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                     RELATIONSHIP WITH INDEPENDENT AUDITOR

     KPMG Peat Marwick LLP has served as the Bank's independent auditor since 1980. The firm has been appointed to audit the consolidated financial statements of Garden State BancShares and its subsidiaries for the year ending December 31, 1995.

     KPMG Peat Marwick LLP has advised the Corporation that representatives of the firm will be present at the Annual Meeting to make a statement, if they so desire, and to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders to be included in the Corporation's 1996 proxy material must be received by the Secretary of the Corporation no later than November 30, 1995.



                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it to Garden State BancShares in the enclosed envelope.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Peter Boyarin,
                                              Chairman of the Board



                                              Theodore D. Bessler
                                              President and CEO

Jackson, New Jersey

March 27, 1995

     A copy of the Corporation's annual report on Form 10-K (except exhibits) filed with the Securities and Exchange Commission will be furnished to any shareholder upon written request addressed to Lisa M. MacQuaide, Secretary, Garden State BancShares, Inc., 2290 West County Line Road, Jackson, New Jersey 08527.

                                                                      APPENDIX 1


                                                                       EXHIBIT A

                         GARDEN STATE BANCSHARES, INC.


            1995 OFFICERS AND EMPLOYEES INCENTIVE STOCK OPTION PLAN


1. Purposes of Plan.

     This 1995 Officers and Employees Incentive Stock Option Plan (the "Plan") is designed to assist Garden State Bancshares, Inc. (the "Corporation") in attracting and retaining highly qualified persons as employees of the Corporation and its Subsidiaries, to provide such key employees with incentives to contribute to the growth and development of the business of the Corporation, and to increase the ownership of the Corporation by employees.

     This Plan will be effected through the granting of stock options on the terms and conditions hereinafter provided, which options are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.


2. Definitions.

     Unless the context otherwise indicates the following terms have the following meanings:

     "Bank" - means Garden State Bank, a Subsidiary of the Corporation.

     "Board" - means the Board of Directors of the Corporation.

     "Change in Control" - means any of the following events: (i) when the Corporation or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Corporation or a Subsidiary or an employee benefit plan established or maintained by the Corporation, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Corporation representing more than fifteen percent (15%) of the combined voting power of the Corporation's then outstanding securities (a "Control Person"),
(ii) upon the first purchase of the Corporation's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Corporation, a Subsidiary or an employee benefit plan established or maintained by the Corporation, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Corporation's stockholders of (A) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (as hereinafter defined) (a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Corporation's assets or (C) a plan of liquidation or dissolution of the Corporation, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Corporation, an employee benefit plan established or maintained by the Corporation or a Subsidiary, or an affiliate of the Corporation or a Subsidiary, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets (other than in the ordinary course of business); provided, however that no person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than fifteen percent (15%) but less than twenty-five percent (25%) of the combined voting power of the Corporation's then outstanding securities if the acquisition of all voting securities in excess of fifteen percent (15%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of fifteen percent (15%) of the combined voting power of the Corporation's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

     "Code" - means the Internal Revenue Code of 1986, as the same may from time to time be amended.

     "Committee"  -  means  a  committee   consisting  of  at  least  three  (3)
Disinterested Persons appointed by the Board to administer the Plan and to perform the functions set forth herein.

     "Common Stock" - means the Common Stock, no par value, of the Corporation.

     "Designated beneficiary" - means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made by written notice from the optionee to the Corporation in accordance with such regulations as the Committee may create.

     "Disinterested Person" - means a person (within the meaning of Rule 16b-3 under the Exchange Act) who at the time he exercises discretion as a member of the Committee is not and at any time within one (1) year prior thereto has not been eligible for selection (within the meaning of Rule 16b-3 of the Exchange
Act) as a person to whom shares of Common Stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to this Plan or any other plan of the Corporation or any Subsidiary entitling participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any Subsidiary.

     "Employee" - means any employee (including any officer) of the Corporation or any subsidiary of the Corporation.

     "Exchange Act" - means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" - means the fair market value of the shares of Common Stock as determined by the Committee in its sole discretion; provided, however, that (A) if the shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the shares on such system on such date, or (C) if the shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

     "Incentive Stock Options" - means stock options which constitute incentive stock options within the meaning of Section 422, or any successor section, of the Code having the provisions specified in the Plan for such incentive stock options.

     "Parent" - means "parent corporation" as defined in Section 425(e), or any successor section, of the Code.

     "Stock Option Agreement" - means a stock option agreement entered into pursuant to the Plan.

     "Subsidiary" - means "subsidiary corporation" as defined in Section 425(f), or any successor section, of the Code.

     "Ten Percent Stockholder" - means any person who, immediately after any option is granted to such person, owns within the meaning of Section 422 (b)(6), or any successor section, of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation, its parent, if any, or its Subsidiaries.


3. Stock Subject to Plan.

     The shares to be issued upon exercise of the options granted under the Plan shall be Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan shall be 50,000 shares (subject to adjustment as provided in section 9 hereof). The Common Stock to be issued upon exercise of the options may be authorized but unissued shares or treasury shares, as determined from time to time by the Committee. If any option granted under the Plan shall expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares of Common Stock previously subject to such option shall become available for new options.


4. Administration.

     (a) The Plan shall be administered by the Committee. The Board shall annually appoint the members of the Committee at the annual organizing meeting of the Board. Each member of the Committee shall be a Disinterested Person.

     (b) The Board shall fill all vacancies on the Committee and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings. Action by a majority of the Committee members present at any meeting at which a quorum is present, or action approved in writing by all members of the Committee without a meeting, shall constitute the acts of the Committee.

     (c) Subject to the provisions of the Plan, the Committee shall have the full and final authority to (i) determine the eligible employees of the Corporation and its Subsidiaries to whom, and the times at which, options shall be granted and the number of shares subject to each option; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) determine the provisions of options granted under the Plan (which need not be identical) and, with the consent of the holder thereof, amend or modify any option; (iv) interpret the Plan and the respective options; and (v) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee shall be binding upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any option granted under it.

     (d) The provisions of this Section 4 shall survive any termination of the Plan.

5. Eligibility for Award of Options.

     (a) Options may be granted only to officers and other key employees of the Corporation and its Subsidiaries. Any reference in the Plan to "employment by the Corporation" shall also be deemed to include employment by any Subsidiary of the Corporation. Determination by the Committee or the Board as to who are eligible employees shall be conclusive.

     (b) A person who is director of the Corporation shall not be considered an officer or employee for the purpose of the Plan solely because he or she is a director. However, a person who otherwise is an eligible officer or employee shall not be disqualified by virtue of being a director of the Corporation or any Subsidiary.

     (c) More than one option may be granted to any eligible employee.


6. Option Price.

     The purchase price of the Common Stock under each option shall be determined by the Committee. The purchase price shall be at least 100 percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the option. The purchase price under an option granted to an officer or employee who is a Ten Percent Stockholder shall be at least 110% of the Fair Market Value of the Common Stock on the date of the grant of the option.


7. Annual Limitation on Grants To One Officer or Employee.

     No option shall be granted during any calendar year to any individual under the Plan if the aggregate fair market value (as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year (under the Plan and any other plan of the Corporation, its Parent, if any, and its Subsidiaries) exceeds $100,000.


8. Terms and Exercise of Option.

       (a) Maximum 10-Year Termination Date. Each option shall expire no later than ten years after the date on which it shall have been granted, but the Committee in its discretion may prescribe a shorter period for any individual option or options. Any option granted to a person who is a Ten Percent Stockholder shall terminate no later than 5 years after the date on which the option was granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date of the option."

       (b) Vesting. Subject to Section 8(j), options shall be exercisable at such times and in such installments, if any, as the Committee may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

       (c) Means of Exercise of Option. An option shall be exercised by written notice to the Secretary or Treasurer of the Corporation at its then principal office. The notice shall specify the number of shares as to which the option is being exercised and shall be accompanied by payment in full of the purchase price for such shares. An optionee at his discretion may, in lieu of cash payment, deliver Common Stock already owned, with a Fair Market Value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to the exercise of the option, as payment for the exercise of any option. In the event an option is being exercised in whole or in part, pursuant to Section 8(f) or (g) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Corporation of the rights of such person to exercise said option. An optionee shall not, by virtue of the granting of an option, be entitled to any rights of a shareholder in the Corporation and he shall not be considered a record holder of shares purchased by him until the date on which he shall actually be recorded as the holder of such shares upon the stock records of the Corporation. The Corporation shall not be required to issue any fractional shares upon exercise of any option and shall not be required to pay to the person exercising the option the cash equivalent of any fractional share interest unless so determined by the Committee.

     (d) Options Are Non-Transferable. No option may be transferred by the optionee (except in connection with death or disability as provided in Sections 8(f) and (g)).

     (e) Options Lapse 30 days After Termination of Employment. In the event of the termination of an optionee's employment by the Corporation and its Subsidiaries at any time for any reason (excluding disability or death), his option and all rights thereunder shall be exercisable by the optionee at any time within thirty (30) calendar days thereafter but only to the extent exercisable by him on the date of termination of his employment and in no event later than the termination date of his option.

     (f) Option Exercisable six months after Termination in Event of Disability. In the event an employee is permanently and totally disabled (within the meaning of Section 105(d)(4), or any successor section, of the Code), his option and all rights thereunder shall be exercisable by the optionee (or his legal representative) at any time within six (6) months of his termination of employment, but in no event later than the termination date of the option.

     (g) Option Exercisable 6 months after date of Death. If an optionee shall die while in the employ of the Corporation or any of its Subsidiaries, his option may be exercised by his designated beneficiaries (or if none have been effectively designated, by his executor, administrator or the person to whom his rights under his option shall pass by his will or by the laws of descent and distribution) at any time within six (6) months after the date of his death, but only to the extent exercisable by the optionee at his death and the option may not be exercised later than the termination date of the option.

     (h) No Right to Continued Employment. Nothing in the Plan or in any option granted pursuant hereto shall confer on any individual any right to continue in the employ of the Corporation or any of its Subsidiaries or prevent or interfere in any way with the right of the Corporation or its Subsidiaries to terminate his employment at any time, with or without cause.

     (i) Options Must Be Evidenced by Writing. Each option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, duly executed by the Corporation and the optionee, in such form and containing such provisions as the Committee or Board may from time to time authorize or approve.

     (j) Effect of Change in Control. In the event of a Change in Control, any option granted under the Plan to an eligible employee which has not, as of the date of the change in control, become exercisable shall become fully exercisable.


9. Adjustments.

     The Stock Option Agreement shall contain appropriate provisions for the adjustment of the kind and number of shares subject to each outstanding option, and for the adjustment of the exercise price per share, in the event of any changes in the outstanding Common Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, and the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan shall be appropriately adjusted by the Committee or Board, whose determination shall be binding and conclusive. Without limiting the foregoing, in the event of any stock dividend or stock split, the Committee shall appropriately adjust the options both by reducing the price and increasing the number of shares subject to the option.


10. Amendment and Termination.

       (a) Unless the Plan shall have been sooner terminated as provided herein, it shall terminate on, and no option shall be granted thereunder after March 16, 2005. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9), (ii) extend the period during which options may be granted or exercised or (iii) make any other change unless the Board determines that the change would not materially increase the cost of the Plan to the Corporation. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the employee to whom any option shall have theretofore been granted (or the person or persons entitled to exercise such option under Section 8(f) or (g) of the Plan), terminate his option or adversely affect his rights thereunder.

     (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the assets of the Corporation or of any proposed consolidation or merger of the Corporation, the Corporation may give written notice to the holder of any option that his option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. In the event such notice shall have been given, any such option may be exercised either in whole or in part notwithstanding the vesting period required under the terms of the option for the exercise thereof. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any option shall be affected by such notice except that such option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six (6) months.


11. Indemnification.

       Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a member of the Committee or the Board insofar as relates to the Plan shall be indemnified by the Corporation, and the Corporation may advance his related expenses, to the full extent permitted by law and/or the ByLaws of the Corporation.


12. Effective Date of the Plan.

     The Plan shall become effective on, and options may be granted thereunder after March 16, 1995, provided, however, that if the Plan shall not be approved by the holders of a majority of the outstanding voting stock of the Corporation within twelve months of said date, the Plan and all options granted thereunder shall be and become null and void, and provided, further, that no options granted by the Committee may be exercised prior to the approval of the Plan by shareholders.


13. Expenses.

     The Corporation shall pay all fees and expenses incurred in connection with the establishment and administration of the Plan.


14. Government Regulations, Registration and Listing of Stock.

       (a) The Plan, and the grant and exercise of options thereunder, and the Corporation's obligation to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

     (b) Unless a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issued upon exercise of any option (which registration shall not be required), the Corporation shall require that the offer and sale of such shares be exempt from the registration provisions of said Act. In furtherance of such exemption, the Corporation may require, as a condition precedent to the exercise of any option, that the person exercising the option give to the Corporation a written representation and undertaking, satisfactory in form and substance to the Corporation, that he is acquiring the shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Corporation's satisfaction that the offer or sale of the shares issuable upon exercise of the option will not constitute or result in any breach or violation of the Act or any similar state act or statute or any rules or regulations thereunder. In the event a Registration Statement under the Act is not then in effect with respect to the shares of Common Stock issued upon exercise of an option, the Corporation shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

     (c) In the event the class of shares issuable upon the exercise of any option is listed on any national securities exchange, the Corporation shall not be required to issue or deliver any certificate for shares upon the exercise of any option prior to the listing of the shares so issuable on such national securities exchange and prior to the registration of the same under the Exchange Act or any similar act or statute.

                                                                      APPENDIX 2

                         GARDEN STATE BANCSHARES, INC.

                                     PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 18, 1995

                 Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints LISA A. HALPIN and ALEXANDRA KEMPE, and each of them, as Proxy, with full power of substitution, to vote all of the stock of GARDEN STATE BANCSHARES, INC. standing in the undersigned's name at the Annual Meeting of Shareholders of GARDEN STATE BANCSHARES, INC. to be held at Garden State Bank, 2290 West County Line Road, Jackson, New Jersey 08527, on Tuesday, April 18, 1995 at 3:30 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.
    This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 4 nominees for director listed in the Proxy Statement and FOR approval of the 1995 Officers and Employees Incentive Stock Option Plan.

1. PROPOSAL 1 -- ELECTION OF 4 DIRECTORS.

   -- FOR the nominees listed below (except as marked to the contrary below):

   -- FOR ALL nominees except: ________________________________________________
      (Instructions: To withhold authority to vote for any individual nominee(s)
                     write that nominee's name on the above line.)

   -- WITHHOLD AUTHORITY to vote for all nominees listed below:

      H. GEORGE BUCKWALD, MICHAEL E. LEVIN, MATTHEW A. LINDENBAUM,
      RONALD P. VOGEL
                                      (Continued and to be signed on other side)

(Continued from other side)

2. PROPOSAL 2 -- APPROVAL OF THE 1995 OFFICERS AND EMPLOYEES INCENTIVE STOCK OPTION PLAN

- -- FOR approval of the 1995 Plan, as described in the Proxy Statement

- -- AGAINST approval of the 1995 Plan

- -- ABSTAIN

3. In their discretion, upon such other matters as may properly come before the meeting.

                                          Dated:_________________________ , 1995


                                          _____________________________________
                                          Signature

                                          _____________________________________
                                          Signature

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)


                     PLEASE DATE, SIGN AND RETURN PROMPTLY.